As filed with the Securities and Exchange Commission on August 21, 2007

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Tower Corporation

(Exact name of registrant as specified in its charter)

Delaware	65-0723837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated American Tower Systems Corporation 1997 Stock Option Plan

(Full Title of the Plan)

James D. Taiclet, Jr.

Chairman, President and Chief Executive Officer

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Edmund DiSanto, Esq.	Sandra L. Flow, Esq.
Executive Vice President, Chief Administrative Officer	Cleary Gottlieb Steen & Hamilton LLP
and General Counsel	One Liberty Plaza
American Tower Corporation	New York, New York 10006-1470
116 Huntington Avenue	Tel: (212) 225-2000
Boston, Massachusetts 02116	Fax: (212) 225-3999
Tel: (617) 375-7500
Fax: (617) 375-7575

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $.01 par value: Shares covering stock options granted under the Amended and Restated American Tower Systems Corporation 1997 Stock Option Plan prior to this Registration Statement	9,273,267 shares	$38.36	$355,722,522	$10,921	(2)

(1)	Upon a stock split, reverse stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Class A common stock of American Tower Corporation, the number of shares registered shall be automatically increased or decreased, as the case may be, to prevent dilution in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(h) under the Securities Act, the offering price is calculated based upon the highest price at which the options may be exercised.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 9,273,267 shares of Class A Common Stock of American Tower Corporation (the “Company”) authorized for issuance under the Amended and Restated American Tower Systems Corporation 1997 Stock Option Plan (the “Plan”). These additional shares have become authorized for issuance as a result of the operation of the “evergreen” provision contained in the Plan. This provision provides for annual increases in the shares authorized for issuance under the Plan pursuant to a specified formula. Following the registration of these additional shares, the Company will have registered an aggregate of 36,273,267 shares to be issued upon exercise of all outstanding options to purchase Class A Common Stock granted under the Plan. The Company does not intend to grant any additional options to purchase Class A Common Stock under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Pursuant to General Instruction E to Form S-8, the contents of three registration statements on Form S-8 (File Nos. 333-51959, 333-41224 and 333-76324) previously filed by the Company with respect to securities offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

Item 8.	Exhibits

A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index and is hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 31st day of July, 2007.

AMERICAN TOWER CORPORATION

By:	/s/ JAMES D. TAICLET, JR.
James D. Taiclet, Jr.
Chairman, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of American Tower Corporation, hereby severally constitute and appoint James D. Taiclet, Jr., Bradley E. Singer and Edmund DiSanto and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable American Tower Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. TAICLET, JR. James D. Taiclet, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 31, 2007

/s/ BRADLEY E. SINGER Bradley E. Singer	Chief Financial Officer and Treasurer (Principal Financial Officer)	July 31, 2007

/s/ JEAN A. BUA Jean A. Bua	Executive Vice President, Finance and Controller (Principal Accounting Officer)	July 31, 2007

/s/ RAYMOND P. DOLAN Raymond P. Dolan	Director	July 31, 2007

/s/ RONALD M. DYKES Ronald M. Dykes	Director	July 31, 2007

/s/ CAROLYN F. KATZ Carolyn F. Katz	Director	July 31, 2007

/s/ GUSTAVO LARA CANTU Gustavo Lara Cantu	Director	August 17, 2007

/s/ JOANN A. REED JoAnn A. Reed	Director	July 31, 2007

/s/ PAMELA D.A. REEVE Pamela D.A. Reeve	Director	August 2, 2007

/s/ DAVID E. SHARBUTT David E. Sharbutt	Director	July 31, 2007

/s/ SAMME L. THOMPSON Samme L. Thompson	Director	August 2, 2007

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on August 8, 2005 (incorporated by reference from Annex E of Registration Statement on Form S-4 (File No. 333-125328) filed on May 27, 2005)

4.2	By-Laws, as amended November 13, 2003, of the Company (incorporated by reference from Exhibit 3.2 of Annual Report on Form 10-K (File No. 001-14195) filed on March 12, 2004)

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith